UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):    February 15, 2006

KENEXA CORPORATION
(Exact Name of Registrant as Specified in Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	000-51358 (Commission File Number)	23-3024013 I.R.S. Employer Identification Number)

650 East Swedesford Rd
Wayne, PA 19087
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (610) 971-9171

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  ☐
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ☐
  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

        On February 15, 2006, John D. Rutherford notified Kenexa Corporation (the "Company") that he intended to step down from the Company's Board of Directors and would not stand for re-election at the Company's 2006 Annual Meeting of Shareholders. Mr. Rutherford currently serves as the chairman of the Compensation Committee of the Board of Directors. The Nominating Committee of the Board of Directors has commenced a search for a new member of the Board of Directors. The Company currently anticipates that Mr. Rutherford will continue to serve on the Board of Directors and the Compensation Committee until a successor is identified and appointed to the Board of Directors but not later than the Company's 2006 Annual Meeting of Shareholders.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kenexa Corporation
Date: February 21, 2006	By:	/s/ DONALD F. VOLK Donald F. Volk Chief Financial Officer

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